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                                                                  EXHIBIT 23.4


                          CONSENT OF WISE ACRES, INC.


        We hereby acknowledge that we have provided the scan volume projections used in the Prospectus constituting a part of the Registration Statement on Form
S-2 of Alliance Imaging, Inc.  (No. 333-    ), as it may be amended from time to
time (the "S-2"), and we consent to the use of such projections in such S-2.


        Dated as December 11, 1997


                                                Wise Acres, Inc.


                                                By: /s/ Melissa Sabino
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